Exhibit 3

NOTICE OF COMENCEMENT

CONTROL

PUBLIC OFFERING FOR THE PURCHASE OF SHARES of

DISTRIBUCIÓN Y SERVICIO D&S S.A.

Registration in the Securities Registry No. 593

controlling company of

SOCIEDAD ANÓNIMA INMOBILIARIA

TERRENOS Y ESTABLECIMIENTOS COMERCIALES

Registration in the Securities Registry No. 414

and

ASTRO S.A.

Registration in the Securities Registry No. 1018

by

INVERSIONES AUSTRALES TRES LIMITADA, subsidiary of

WAL-MART STORES, INC.

INVERSIONES AUSTRALES TRES LIMITADA (the “Bidder”) offers to acquire 6,520,000,000 shares of Distribución y Servicio D&S S.A. (“D&S”), representing 100% of its capital stock, in full compliance with the provisions set forth herein and those set forth in the prospectus (the “Prospectus”) made available to the interested parties (the “Tender Offer”).

1. IDENTIFICATION OF BIDDER AND INTEREST IN D&S

1.1 Identification of Bidder. Inversiones Australes Tres Limitada, R.U.T. (Taxpayer’s Identification Number) No. 76,042,014-K, is a sociedad de responsabilidad limitada (limited liability company) incorporated and existing according to the laws in force in the Republic of Chile, having its principal place of business at Avenida Apoquindo 3721, office 124, Las Condes, Santiago.

1.2 Control over Bidder. The interest holders of Inversiones Australes Tres Limitada are: (i) Inversiones Australes Uno Limitada, owner of 99.9% of the equity rights, and (ii) WM SARHCO III, LLC, owner of 0.1% of the equity rights. In turn, the partners of Inversiones Australes Uno Limitada are: (i) Inversiones Australes Dos Limitada, owner of 99.9% of the equity rights, and (ii) WM SARHCO III, LLC, owner of 0.1% of the equity rights. The partners of Inversiones Australes Dos Limitada are: (a) WM Latin American Holdings (BVI) III Corp., owner of 99.9% of the equity rights, and (ii) WM Latin American Holdings (BVI) II Corp., owner of 0.1% of the equity rights. In turn, (i) WM SARHCO III, LLC, (ii) WM Latin American Holdings (BVI) III Corp. and (iii) WM Latin American Holdings (BVI) II Corp. are indirect wholly owned subsidiaries Wal-Mart Stores, Inc.

Finally, Alice L. Walton, Jim C. Walton, S. Robson Walton, the successors of Helen R. Walton (for whom the former three act) and the successors of John T. Walton (for whom the former three act) share the ownership, directly or through Walton Enterprises, LLC (for whom the former three act) of approximately 42.52% of the shares in Wal-Mart Stores, Inc. The rest of the shareholders equity in Wal-Mart Stores, Inc. is diluted and no person, either individual or legal entity, holds shares in Wal-Mart Stores, Inc. representing a higher percentage than 5%.

1.3 Bidder’s Interest in D&S. Bidder is neither the owner of shares in D&S nor does it participate in the management thereof. However, it is noted that certain retirement plans of Wal-Mart Stores, Inc., including those of its affiliates, invest in funds managed by third parties, which may hold investments in companies supervised by the SVS. In such cases, neither Wal-Mart Stores, Inc. nor its affiliates have any influence in the specific investment decisions of the referred funds nor in the voting rights inherent to such investments.

2. PURPOSE OF THE TENDER OFFER AND AGREEMENTS WITH D&S SHAREHOLDERS

2.1 Purpose of the Tender Offer. The purpose of the Tender Offer is to acquire 6,520,000,000 shares of D&S, representing 100% of its capital stock.

2.2 Agreements entered into by Bidder with the shareholders of D&S in connection with the Tender Offer. The Bidder, on one side, and, on the other, Messrs. Nicolás Ibáñez Scott and Felipe Ibáñez Scott, and certain affiliate companies of each of them (the “Principal Shareholders”) executed a contract in the English language named “Agreement to Tender” (the “Agreement to Tender”), dated as of December 19, 2008.

Pursuant to the Agreement to Tender, the Bidder agreed to launch the Tender Offer in the terms set forth in this Notice of Commencement and in the Prospectus, and the Principal Shareholders agreed to tender in the Tender Offer at least 23.4% of the shares of D&S, including shares evidenced in American Depositary Shares (“ADSs”), committing to deliver the acceptance of the Offer no later than five trading business days before the scheduled expiration of the Tender Offer. The Principal Shareholders agreed to tender up to an additional 10% over the 23.4% of the shares of D&S, if required by the Bidder to fulfill the success condition of the Tender Offer referred to in section 3.5 below. The Principal Shareholders agreed also, not to sell, transfer, pledge or otherwise encumber their shares of D&S, and agreed on their own and on behalf of their related persons, not to commence and to discontinue alternative negotiations regarding the Tender Offer.

The Agreement to Tender includes representations and warranties in respect of the Principal Shareholders and in respect of D&S, and certain positive and negative covenants, and subject to the terms and conditions set forth therein, the Principal Shareholders agreed to indemnify the Bidder for the any lack of veracity or inaccuracy of such representations and warranties, or any failure to comply with such covenants.

On the same December 19, 2008, the Bidder, on one side, and, on the other, the Principal Shareholders executed a contract in the English language named “Stockholders’ Agreement” (the “Stockholders’ Agreement”), pursuant to which the parties have agreed on certain corporate governance rules on D&S and restrictions to the transfer of shares of D&S.

The Stockholders’ Agreement will become effective only after successful completion of the Tender Offer.

The Stockholders’ Agreement regulates procedures for financial reporting and management, the election of directors and chairman, the composition of certain committees and the composition of the board of directors of certain subsidiaries of D&S.

Additionally, subject to the terms and conditions of the Stockholders’ Agreement, the Bidder has agreed to vote the remainder of its shares of D&S, after electing the majority of the members of the board of D&S, in favor of the candidates proposed by the Principal Shareholders.

On the other hand, upon request of the Bidder, the Principal Shareholders have agreed to vote jointly with the Bidder on such matters that require a 2/3 quorum of the issued voting shares.

Pursuant to the Stockholders’ Agreement, the parties assumed certain non-compete obligations with D&S in Chile, subject to certain exceptions, like passive investments (less than 3%) in competing companies that are publicly traded.

Also, it was agreed, subject to applicable law, that the annual dividend shall be an amount equal to the higher of the legal minimum and five (5) Pesos per share of D&S (subject to adjustment per inflation), and a three-year term was set in which mutual agreement of the parties is required to undertake capital increases in excess of US$500 million (except for refinance of existing debt).

The Stockholders’ Agreement also contemplates the execution of services license and technical assistance agreements between D&S and the parent of the Bidder, Wal-Mart Stores, Inc., which shall be entered into in arms’ length terms similar to those that usually prevail in the market.

There are also restrictions to the transfer of the shares of D&S held by the Principal Shareholders, providing the Bidder a right of first offer over the shares of D&S that the Principal Stockholders intend to sell.

Finally, in consideration of the obligations and restrictions assumed by the Principal Shareholders in the Agreement to Tender and in the Stockholders’ Agreement, and only to the extent the Tender Offer is successful, the Bidder has agreed under the Stockholders’ Agreement to execute with the Principal Shareholders a contract in the English language named “Put Agreement” (the “Put Agreement”) and cause that D&S executes with the Principal Shareholders a contract in the English language named “Offering Rights Agreement” (the “Offering Rights Agreement”), in respect of the shares of D&S that the Principal Shareholders do not tender in the Tender Offer.

Pursuant to the Put Agreement, the Principal Shareholders shall have the right, starting on the 2nd anniversary and ending on the 7th anniversary of the contract, for up to two times, to sell all or part of their shares of D&S to the Bidder. Similarly, at any time that the Bidder requires that the Principal Shareholders vote together with the Bidder on such matters that require a special quorum of 2/3 of the issued voting shares, the Principal Shareholders shall have the same put right. The sale price of the shares of D&S subject to the Put Agreement is not guaranteed, and shall be the market price determined by the parties with the assistance of investment banks. In case there is no agreement, the final price shall be determined by a third investment bank.

Pursuant to the Offering Rights Agreement, and subject to the terms and conditions set forth therein, the Principal Shareholders may, after the expiration of a 180-day period following the termination of the Tender Offer, require in three opportunities that D&S prepare the documentation needed to effect an offering of the shares of D&S held by the Principal Shareholders. Such Offering shall be done in Chile and, subject to certain restrictions, in the United States of America or other eligible jurisdictions. The costs of these placements shall be borne by the Principal Shareholders, unless D&S decides to include its own shares in those placements. Finally, the Principal Shareholders may add their shares to an offering commenced by D&S.

The foregoing is a summary of the major terms and conditions of the contracts referred to above, with the purpose of satisfying the disclosure requirements of General Regulation N° 104, and does not replace the purpose and scope of the provisions included in the Agreement to Tender, the Stockholders’ Agreement, the Put Agreement and the Offering Rights Agreement.

3. CHARACTERISTICS OF THE TENDER OFFER

3.1 Total Amount of the Tender Offer. The total amount of the Tender Offer is U.S. $2,660,160,000.00, at U.S. $0.408 per share in D&S, payable in dollars of the United States of America (“Dollars”) or its equivalent in pesos, national currency (“Pesos”), at the average of the exchange rate “Dólar Observado” (observed exchange rate) published by the Chilean Central Bank in the Official Gazette of the Republic of Chile (“Official Gazette”) for a period of six business trading days ending on the date when the payment is due (according to Section 4.4 below), at the option of the accepting shareholder. If the accepting shareholder does not indicate anything at the moment of accepting the Tender Offer, it shall be understood that it opts for receiving the price in USD. If the option is to receive Pesos, the exchange rate risk shall be assumed by the accepting shareholder.

3.2 Shares to which the Tender Offer refers and performance of the latter in other markets. The Tender Offer refers to all the shares issued by D&S.

The Tender Offer is implemented in Chile. At the same time, the offer to purchase ADSs, which represent approximately 3.3% of the capital stock of D&S, is being made in the United States in reliance on the exemption from certain requirements of Regulation 14D and Regulation 14E of the U.S. Securities Exchange Act of 1934, as amended, provided by Rule 14d-1. Considering that the shares of D&S are traded on the Latibex in Spain, in order to comply with local applicable rules, the existence of the Tender Offer will be communicated in such country.

3.3 Amount of shares which are intended to be acquired. Bidder intends to acquire 6,520,000,000 of shares in D&S, representing the 100% of the capital stock of such company.

3.4 Pro-rata Mechanism. None

3.5 SUCCESS CONDITION. THE TENDER OFFER IS SUBJECT TO THE CONDITION THAT AT LEAST 3,260,652,000 SHARES, EQUIVALENT TO 50.01% OF THE CAPITAL STOCK OF D&S BE TENDERED TO BE SOLD TO BIDDER UNDER THE TERMS OF THE OFFER (INCLUDING, IN THIS CALCULATION, THE TENDERS OF ADSs MADE IN THE UNITED STATES OF AMERICA). THIS SUCCESS CONDITION OF THE TENDER OFFER HAS BEEN ESTABLISHED FOR THE SOLE BENEFIT OF BIDDER, WHO MAY WAIVE IT AT ITS SOLE DISCRETION.

3.6 Effective Term of the Tender Offer. The Tender Offer shall be in full force and effect for the term of 30 calendar days starting at 00:00 on December 24, 2008 and ending at 24:00 on January 22, 2009 (the “Expiration Date”). Although as to the date of this notice of commencement it has not been contemplated the possibility to extend the Tender Offer, the Bidder reserves the right to extend its effective term according to Section 205 of the Securities Market Law (the “Extension”), which shall be informed by means of advertisements published in the newspapers indicated at the end of this notice of commencement.

3.7 Date and newspapers for the publication of the success or failure of the Tender Offer. Bidder shall report the outcome of the Tender Offer by publishing a notice (the “Notice of Outcome”) the third day following the Expiration Date, or from the last day of the Extension, if applicable, in the newspapers El Mercurio and La Tercera.

3.8 Shareholders and holders of securities representing shares to which the Tender Offer is addressed. The Tender Offer is addressed to all the shareholders of D&S.

3.9 System for the implementation of the transaction. The operation shall be implemented over the counter, using a software developed, maintained and operated by the Bolsa de Comercio de Santiago – Bolsa de Valores (Santiago Stock Exchange), which is available in its trade counters from Monday to Friday between 9:00 and 17:30, excluding holidays, exception made by the Expiration Date or by the last date of the Extension, if applicable, of the effective term when such system shall be available until 24 hours.

Persons who wish to sell their shares to the Bidder under the Tender Offer and shall grant their acceptance during the effective term of the Tender Offer, as indicated Section 5 below.

The acquisition by the Bidder of the shares offered shall be executed, in case the Tender Offer is successful, on the date of the publication of the Notice of Outcome. According to the provisions of Section 212 of the Securities Market Act, the date of the acceptances and the execution date of the transfers of shares shall be the publication date of said Notice of Outcome.

4. PAYMENT TERMS AND CONDITIONS

4.1 Price. The total price of the Tender Offer is U.S. $0.408 per share in D&S (the “Price”), payable in USD or its equivalent in Pesos, at the average of the exchange rate “Dólar Observado” (observed exchange rate) published by the Chilean Central Bank on the term of six business trading days ending on the date when the payment is due (according to Section 4.4 below), at the option of the accepting shareholder. If the accepting shareholder does not indicate anything at the moment of accepting the Tender Offer, it shall be understood that it opts for receiving the price in USD. If the shareholders elects to receive Pesos, the exchange rate risk shall be assumed by the accepting shareholder.

4.2 Control premium. The Price represents a control premium of 34.78% over the current market price of each share in D&S, which according to the legal definition is $192.49. The market price determined according to Section 199 of The Securities Market Law has been taken into account to determine such control premium, based on the date on which shares in D&S would be actually acquired January 25, 2009. Moreover, the “Dólar Observado” (daily observed exchange rate) published on December 22, 2008 which amounted to $635.88 was taken into account.

4.3 Payment conditions. The Price shall be paid in USD or in Pesos, at the option of the accepting shareholder, by check or electronic transfer of funds. The Price shall not accrue any indexation or interest.

4.4 Payment term and place. The Price shall be paid, provided always the Tender Offer is successful, from the fourth trading business day following the publication of the Notice of Outcome.

(a) To those shareholders who have sold their shares by means of acceptances given to IM Trust S.A. Corredores de Bolsa (“IM Trust”), the Price shall be paid by check or electronic transfer to the name of the relevant shareholder, which shall be available for the shareholder or shall be made, as the case may be, from the fourth trading business day following the publication of the Notice of Outcome, at the offices of IM Trust located at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago; and

(b) To those shareholders who have sold their shares by means of acceptances given to securities broker other than IM Trust, the Price shall be directly paid by the relevant securities broker by check or electronic transfer to the name of the relevant shareholder, which shall be available for the shareholder or shall be made, as the case may be, at the offices of the securities broker on the fourth trading business day following the publication of the Notice of Outcome.

IM Trust shall agree with the other participating stockbrokers the commission to be paid on behalf of the Bidder for the orders received from said stockbrokers corresponding to non-institutional investors, which shall be made available to the public in accordance to the regulations applicable to stockbrokers.

5. ACCEPTANCE OF TENDER OFFER

5.1 Acceptance formalities to be fulfilled and documentation to be presented by the shareholders who accept the Tender Offer. The shares tendered which correspond to acceptances to the Tender Offer shall be registered in the name of the selling shareholder, fully paid and free of any liens, encumbrances, prohibitions, attachments, litigations, preliminary injunctions, conditions precedent and “resolutory conditions” (condiciones resolutorias), preemptive right or right of first refusal of third parties, third parties’ rights or interests enforceable against Bidder and, in general, any other circumstance that prevents or restricts the free assignment, transfer or ownership thereof (the “Liens”).

Shareholders who wish to accept the Tender Offer shall do so only during the effective term thereof, by means of a written order to sell their shares, subject to the terms and conditions of the Tender Offer. Moreover, the following documents are to be delivered to the securities broker indicated in No. 5.2 below:

(i) the original stock certificate/s held by it and/or a certificate to be issued to such effect by the department of shares in D&S (located at Huérfanos 770, 22 floor, Santiago) evidencing that the stock certificate/s is/are deposited with such company;

(ii) the certificate to be issued to such effect by the department of shares of D&S, evidencing that there is no proof in the corporate records that the shares are subject to any Liens, and thus it is possible to register the same in favor of IM Trust S.A. Corredores de Bolsa (“IM Trust”) or the relevant securities broker;

(iii) a copy authenticated by a Notary Public, on both sides, of the individual-shareholder’s identity card, his/her representative, if appropriate, or that of the representative of the shareholder if a company, the original of which shall be shown upon subscription of the acceptance. The fact that it is a true copy of the original shall be authenticated by a Notary Public or verified by the relevant securities broker.

(iv) the original or an authenticated copy of the power of attorney in force which shall contain sufficient powers to act as representative, granted or authenticated before a Notary Public; and

(v) an authenticated copy of the legal background of the shareholder if a company. Furthermore, the accepting shareholder shall have the customer’s card and the custodian agreement executed with the securities broker duly signed along with a good standing certificate in force.

Should a transfer of shares be objected to for any legal reason by the department of shares of D&S and should such objection not be cured within the effective term of the Tender Offer, the relevant acceptance shall be automatically cancelled, and deemed to all effects as never made, and IM Trust or the appropriate securities broker shall return to the shareholder the stock certificate and background furnished, as indicated in number 5.3 below.

The Administradoras de Fondos de Pensiones (Pension Fund Managing Companies) y Administradoras de Fondos Mutuos (Mutual Fund Managing Companies), acting on behalf of the funds managed by them, and other institutional investors who are required to have their investments in their own name until their sale, and who decide to participate in the Tender Offer, shall be governed by those regulatory procedures and mechanisms required by the legislation applicable to their transactions, and shall deliver their acceptance exclusively to IM Trust within the effective term of the Tender Offer or its extension, being not required to deliver a shares transfer form or the shares certificates mentioned in number (i) above. However, such documents shall be delivered to IM Trust along with the payment to the relevant institutional investor of the price for its shares sold under this process.

5.2 Place and term to deliver the acceptance of the Tender Offer. The acceptance of the Tender Offer , as the other documents listed in No. 5.1 above, shall be directly delivered to the IM Trust at the offices located at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, or to any other securities broker. Acceptance shall be delivered from Monday to Friday from 09:00 until 17:30 (except on the Expiration Date or the last date of the Extension, if applicable, when the term shall be until 24:00 at the offices of IM Trust), by subscribing at the same time a transfer of shares to IM Trust or to the appropriate securities broker, as the case may be, for the total number of shares intended to be sold.

5.3 Term for restitution of shares. With regard to those shares not acquired by Bidder because they do not conform with the terms and conditions of the Tender Offer, or because the Tender Offer has been revoked or declared unsuccessful, the shares along with all the documents delivered by the shareholders shall be made available to the relevant shareholders immediately, without the shareholders who have accepted the Tender Offer being entitled to any compensation, payment or reimbursement as a consequence thereof, nor shall it imply any obligation or responsibility for Bidder, its attorneys-in-fact, agents, advisors or representatives.

6. REVOCATION OF THE TENDER OFFER

THE OFFER SHALL LAPSE IF: (A) ANY OF THE EVENTS DESCRIBED BELOW OCCURS (THE “REVOCATION EVENTS”) OCCURS AND IS NOT CURED BY THE BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE; AND (B) THE BIDDER GIVES NOTICE OF THE OCCURRENCE OF A REVOCATION EVENT AND REVOKES THE OFFER SINCE IT HAS NOT BEEN CURED.

FOR ALL PURPOSES, THE REVOCATION CONDITIONS ARE ESTABLISHED FOR THE EXCLUSIVE BENEFIT OF THE BIDDER, WHO MAY WAIVE THEM AT ITS EXCLUSIVE DISCRETION.

THE NOTICE BY THE BIDDER OF THE OCCURRENCE OF A REVOCATION EVENT SHALL BE GIVEN BY PUBLICATION IN THE SAME NEWSPAPERS IN WHICH THIS NOTICE OF COMMENCEMENT WAS PUBLISHED, AND THE PROCEDURE OUTLINED IN PRECEDING NUMERAL 5.3 FOR THE DEVOLUTION OF THE SHARES AND OTHER DOCUMENTS SHALL BE FOLLOWED.

THE REVOCATION CONDITIONS ARE:

(A) IF D&S OR ANY OF ITS SUBSIDIARIES SHALL COMMENCE AN ACTION SEEKING TO HAVE AN ORDER FOR RELIEF TO BE ADJUDICATED BANKRUPT OR A CREDITOR OF THE D&S OR ANY OF ITS SUBSIDIARIES SHALL COMMENCE A PROCEEDING SEEKING TO HAVE ANY SUCH PERSON ADJUDICATED BANKRUPT AND SUCH PROCEEDING IS NOT DISMISSED.

(B) IF THERE SHALL BE FILED OR PENDING ANY SUIT, ACTION OR PROCEEDING BEFORE ANY GOVERNMENTAL OR REGULATORY AUTHORITY, DOMESTIC OR FOREIGN, HAVING JURISDICTION OVER BIDDER, D&S, THE SELLING STOCKHOLDERS OR THEIR RESPECTIVE AFFILIATES:

(I) CHALLENGING THE ACQUISITION BY BIDDER OF SOME OR ALL OF THE SHARES, OR SEEKING TO RESTRAIN OR PROHIBIT THE MAKING OR CONSUMMATION OF THE OFFER, RESULTING IN A DELAY IN BIDDER’S ABILITY TO CONSUMMATE THE OFFER OR MAKING MATERIALLY MORE COSTLY TO BIDDER THE MAKING OR CONSUMMATION OF THE OFFER. FOR PURPOSES OF THIS PROVISION, THE TERM “MATERIALLY MORE COSTLY” WITH RESPECT TO THE OFFER SHALL MEAN AN INCREASE OF FIVE PERCENT (5%) OR MORE ABOVE THE AGGREGATE OFFER PRICE AS OF THE DATE OF COMMENCEMENT OF THE OFFER;

(II) SEEKING TO IMPOSE MATERIAL LIMITATIONS ON THE ABILITY OF BIDDER, OR TO RENDER BIDDER UNABLE, TO PURCHASE SOME OR ALL OF THE SHARES, OR SEEKING TO REQUIRE DIVESTITURE OF SOME OR ALL OF THE SHARES OR OF ANY MATERIAL ASSETS OF BIDDER, D&S OR THEIR RESPECTIVE AFFILIATES AS A RESULT OF OR IN CONNECTION WITH THE OFFER;

(III) SEEKING TO PROHIBIT OR IMPOSE MATERIAL LIMITATIONS ON THE OWNERSHIP OR OPERATION BY BIDDER OF ALL OR ANY PORTION OF THE BUSINESSES OR ASSETS OF BIDDER, D&S OR ANY OF THEIR SUBSIDIARIES, AS A RESULT OF OR IN CONNECTION WITH THE CONSUMMATION OF THE OFFER, OR TO COMPEL ANY OF SUCH PERSONS TO DISPOSE OF, LICENSE OR HOLD SEPARATE ANY MATERIAL PORTION OF SUCH BUSINESSES OR

ASSETS AS A RESULT OF OR IN CONNECTION WITH THE CONSUMMATION OF THE OFFER; OR

(IV) SEEKING TO IMPOSE MATERIAL LIMITATIONS ON THE ABILITY OF BIDDER TO EFFECTIVELY EXERCISE FULL RIGHTS OF OWNERSHIP OF THE SHARES TO BE ACQUIRED IN THE OFFER, INCLUDING THE RIGHT TO VOTE THE SHARES TO BE ACQUIRED IN THE OFFER.

(C) IF THERE SHALL BE ANY STATUTE, RULE, REGULATION, JUDGMENT, ORDER OR INJUNCTION ENACTED, ENTERED, ENFORCED, PROMULGATED OR WHICH IS DEEMED APPLICABLE PURSUANT TO AN AUTHORITATIVE INTERPRETATION BY OR ON BEHALF OF ANY GOVERNMENTAL OR REGULATORY AUTHORITY HAVING JURISDICTION OVER BIDDER, THE D&S, THE SELLING STOCKHOLDERS OR THEIR RESPECTIVE AFFILIATES:

(I) RESULTING IN ANY OF THE CONSEQUENCES REFERRED TO IN ANY OF THE FOUR SUB-PARAGRAPHS OF THE IMMEDIATELY PRECEDING SECTION (B);

(II) MAKING THE OFFER OR ANY TRANSACTION ILLEGAL, MATERIALLY CHANGING THE OFFER OR ANY TRANSACTION, OR RESTRICTING, PROHIBITING, CHALLENGING OR OTHERWISE PREVENTING OR DELAYING THE CONSUMMATION OF THE OFFER OR ANY TRANSACTION; OR

(III) MAKING BIDDER’S OWNERSHIP OF THE SHARES TO BE ACQUIRED IN THE OFFER OR THE OPERATION OF D&S BUSINESSES MORE COSTLY. FOR PURPOSES OF THIS PROVISION, THE TERM “MORE COSTLY” WITH RESPECT TO THE SHARES SHALL MEAN AN INCREASE OF FIVE PERCENT (5%) OR MORE ABOVE THE AGGREGATE OFFER PRICE AS OF THE DATE OF COMMENCEMENT OF THE OFFER, AND THE TERM “MORE COSTLY” WITH RESPECT TO THE OPERATION OF D&S BUSINESSES SHALL MEAN AN ACTION THAT WOULD HAVE THE EFFECT OF DECREASING ANNUALIZED OPERATING INCOME OF D&S (X) ON A RECURRING BASIS BY US$25 MILLION OR MORE OR (Y) ON A ONE-TIME BASIS BY US$80 MILLION OR MORE.

(D) IF D&S OR ANY OF ITS SUBSIDIARIES, INDIVIDUALLY OR IN THE AGGREGATE:

(I) MODIFIES IN ANY WAY THE AMOUNT OF CAPITAL AND/OR NUMBER OF SHARES OR QUOTA RIGHTS ISSUED, WHETHER PURSUANT TO AN AMENDMENT OF THE RESPECTIVE ESTATUTOS, ISSUANCE OF OPTIONS OR WARRANTS, OR ENTERING INTO ANY OTHER CONTRACT WITH SIMILAR EFFECT;

(II) ACQUIRES ITS OWN SHARES OR QUOTA RIGHTS;

(III) DECLARES OR PAYS ANY DIVIDEND OR OTHER DISTRIBUTION ON ANY SHARES OF CAPITAL STOCK OF D&S;

(IV) ALTERS OR PROPOSES TO ALTER ANY MATERIAL TERM OF ANY OUTSTANDING SECURITY;

(V) ENTERS INTO OR AMENDS ANY EMPLOYMENT, SEVERANCE OR SIMILAR AGREEMENT WITH ANY OFFICER OF D&S, OR ANY MATERIAL ARRANGEMENT OR PLAN WITH ANY EMPLOYEE OR GROUP OF EMPLOYEES OUTSIDE THE ORDINARY COURSE OF BUSINESS;

(VI) SELLS, DIVESTS OR OTHERWISE DISPOSES OF ANY ASSET REPRESENTING MORE THAN TWO PERCENT (2%) OF THE AGGREGATE VALUE OF ITS ASSETS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS;

(VII) SELLS, DIVESTS OR OTHERWISE DISPOSES ITS STOCKHOLDER OR EQUITY INTEREST IN ANY OF THE PRINCIPAL OPERATING SUBSIDIARIES;

(VIII) INCREASES ITS INDEBTEDNESS BY MORE THAN TEN PERCENT (10%), WHETHER THROUGH LOANS, BONDS, SUPPLIER CREDIT, CAPITAL LEASES OR ANY OTHER FINANCING STRUCTURE (WITHOUT TAKING INTO ACCOUNT WHETHER SUCH INDEBTEDNESS SHOULD BE INCLUDED IN THE FINANCIAL STATEMENTS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES), OTHER THAN INDEBTEDNESS FOR WORKING CAPITAL IN THE ORDINARY COURSE OF BUSINESS; OR

(IX) ENTERS INTO ANY AGREEMENT TO MERGE, CONSOLIDATE, COMBINE OR TRANSFER ANY OF ITS BUSINESSES OR ASSETS, OR A TRANSACTION OR SERIES OF TRANSACTIONS HAVING A SIMILAR RESULT.

(E) THE PRINCIPAL STOCKHOLDERS DIRECTLY OR INDIRECTLY THROUGH THEIR AFFILIATES OR OTHERWISE SELL, TRANSFER, PLEDGE OR OTHERWISE TRANSFER OR ENCUMBER, OR ENTER INTO ANY AGREEMENT OR ARRANGEMENT TO, DIRECTLY OR INDIRECTLY THROUGH THEIR AFFILIATES, SELL, TRANSFER, PLEDGE OR OTHERWISE TRANSFER OR ENCUMBER, THE SHARES THEY OWNED DIRECTLY OR INDIRECTLY AFTER THE OFFER WAS ANNOUNCED (OTHER THAN TRANSFERS UNDER THE OFFER AND CERTAIN PERMITTED AFFILIATE TRANSFERS, EACH PURSUANT TO THE TERMS OF THE AGREEMENT TO TENDER) THAT, AFTER GIVING EFFECT TO THE OFFER, MAKE THEM OWN DIRECTLY OR INDIRECTLY LESS THAN THEIR CURRENT DIRECT OR INDIRECT OWNERSHIP OF THE SHARES AS OF THE DATE OF THE AGREEMENT TO TENDER, IN EACH CASE, FREE AND CLEAR OF ANY LIENS, ENCUMBRANCES, CONDITIONAL ASSIGNMENTS, PROXIES OR ANY OTHER CONTRACT AFFECTING OWNERSHIP OR STOCKHOLDERS’ RIGHTS (OTHER THAN PURSUANT TO THE STOCKHOLDERS AGREEMENT WITH BIDDER DISCLOSED IN THE OFFER).

(F) IF ANY OF THE REPRESENTATIONS AND WARRANTIES REGARDING D&S OR ITS SUBSIDIARIES CONTAINED IN ARTICLE IV OF THE AGREEMENT TO TENDER SHALL NOT BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF THE BUSINESS DAY IMMEDIATELY PRECEDING THE EXPIRATION DATE FOR THE OFFER, WITH THE SAME FORCE AND EFFECT AS IF MADE ON AND AS OF SUCH DATE (EXCEPT FOR REPRESENTATIONS AND WARRANTIES THAT RELATE TO A SPECIFIC DATE OR TIME, WHICH NEED ONLY BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH SPECIFIC DATE OR TIME); PROVIDED THAT THE STANDARD “TRUE AND CORRECT IN ALL MATERIAL RESPECTS” SHALL NOT BE DEEMED BREACHED IF THE INACCURACIES IN OR BREACHES OF THE REPRESENTATIONS AND WARRANTIES DO NOT GIVE RISE TO AN UNDISCLOSED LIABILITY EXCEEDING US$50.0 MILLION (BUT WITHOUT TAKING INTO ACCOUNT WHETHER SUCH LIABILITY SHOULD BE INCLUDED IN THE FINANCIAL STATEMENTS IN ACCORDANCE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS APPLICABLE TO D&S IN THE PREPARATION OF ITS FINANCIAL STATEMENTS).

(G) IF D&S SHALL HAVE BREACHED OR FAILED TO COMPLY IN ANY MATERIAL RESPECT WITH ANY RULE OR REGULATION APPLICABLE TO IT OR ITS SECURITIES UNDER STATUTES, RULES OR REGULATIONS APPLICABLE TO IT OR ITS SECURITIES, INCLUDING THE RULES AND REGULATIONS OF THE SUPERINTENDENCIA DE VALORES Y SEGUROS, SECURITIES AND EXCHANGE COMMISSION, COMISION NACIONAL DE MERCADO DE VALORES DE ESPAÑA, SANTIAGO STOCK EXCHANGE, NEW YORK STOCK EXCHANGE OR MADRID STOCK EXCHANGE; PROVIDED, THAT, SUCH BREACH OR FAILURE TO COMPLY RELATED TO OBLIGATIONS UNDERTAKEN WITH RESPECT TO THE OFFER OR OTHERWISE AFFECTS THE OFFER.

(H) A DECLINE IN EXCESS OF TWENTY PERCENT (20)% BETWEEN THE AVERAGE CLOSING PRICE OF THE INDICE DE PRECIOS SELECTIVO DE ACCIONES (THE “IPSA”) FOR THE THIRTY-DAY PERIOD ENDING ON THE DAY PRIOR TO THE ANNOUNCEMENT OF THE OFFER AND THE AVERAGE CLOSING PRICE OF THE IPSA FOR THE FIVE (5) CONSECUTIVE BUSINESS DAY PERIOD ENDING ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER.

(I) THE OCCURRENCE OF (I) ANY GENERAL SUSPENSION OF, OR LIMITATION ON PRICES FOR, TRADING IN SECURITIES ON ANY OF THE STOCK EXCHANGES IN CHILE OR THE NEW YORK STOCK EXCHANGE FOR A PERIOD OF MORE THAN TWENTY-FOUR (24) HOURS (WHICH SHALL BE INCAPABLE OF CURE); (II) THE DECLARATION OF A GENERAL BANKING MORATORIUM, OR ANY GENERAL SUSPENSION OF PAYMENTS, IN RESPECT OF BANKS IN CHILE OR THE UNITED STATES OF AMERICA, FOR A PERIOD OF MORE THAN TWENTY-FOUR (24) HOURS (WHICH SHALL BE INCAPABLE OF CURE); OR (III) (X) A DEVALUATION OR APPRECIATION OF THE CHILEAN PESO AGAINST THE U.S. DOLLAR IN EXCESS OF TWENTY PERCENT (20%) AS CALCULATED AFTER COMPARING THE AVERAGE VALUE DURING THE THIRTY-DAY PERIOD PRIOR TO THE ANNOUNCEMENT OF THE OFFER WITH THE AVERAGE VALUE FOR THE FIVE (5) CONSECUTIVE BUSINESS DAY PERIOD ENDING ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER OR (Y) A GENERAL SUSPENSION OF, OR LIMITATION ON, THE MARKETS FOR THE PURCHASE OR SALE OF THE CHILEAN PESO.

(J) THE CERTIFICATION SET FORTH AS SCHEDULE 8 TO THE PROSPECTUS TENDER SHALL NOT HAVE BEEN DELIVERED BY NOON OF THE LAST BUSINESS DAY PRIOR TO THE EXPIRATION DATE, OR SHALL NOT BE TRUE AND CORRECT AS OF SUCH DATE AND AS OF THE EXPIRATION DATE, OR ANY CERTIFICATION DELIVERED BY THE PRINCIPAL STOCKHOLDERS SHALL HAVE BEEN RESCINDED OR SUPERSEDED WITH ANY CERTIFICATION OR STATEMENT CONTRARY THERETO.

FOR THE PURPOSES OF THIS NUMERAL 6 THE FOLLOWING TERMS SHALL HAVE THE MEANING SET FORTH BELOW:

“PRINCIPAL STOCKHOLDERS” MEANS MR. NICOLÁS IBÁÑEZ SCOTT AND MR. FELIPE IBÁÑEZ SCOTT AND THEIR AFFILIATES WHICH ARE A PARTY OF THE AGREEMENT TO TENDER.

“SELLING STOCKHOLDERS” MEANS THE PRINCIPAL STOCKHOLDERS AND EACH PERSON CONSTITUTING A PART OF ANY STOCKHOLDER GROUP (AS DEFINED IN THE AGREEMENT TO TENDER) THAT WILL TENDER ANY SHARES OWNED DIRECTLY OR INDIRECTLY BY THE PRINCIPAL SHAREHOLDERS IN THE OFFER OR ANY TENDER OFFER FOR SHARES THAT IS REQUIRED TO BE MADE AFTER THE CONSUMMATION OF THE OFFER PURSUANT TO ARTICLE 69 TER OF THE LEY SOBRE SOCIEDADES ANÓNIMAS.

“AFFILIATE” OF A SPECIFIED PERSON MEANS A PERSON WHO (AT THE TIME WHEN THE DETERMINATION IS TO BE MADE) DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, OR IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH THE SPECIFIED PERSON.

“GOVERNMENTAL OR REGULATORY AUTHORITY” MEANS ANY: (A) NATION, PRINCIPALITY, STATE, COMMONWEALTH, PROVINCE, TERRITORY, COUNTRY, MUNICIPALITY, DISTRICT OR OTHER JURISDICTION OF ANY NATURE; (B) FEDERAL, STATE, LOCAL, MUNICIPAL, FOREIGN OR OTHER GOVERNMENT; (C) GOVERNMENTAL OR QUASI GOVERNMENTAL AUTHORITY OF ANY NATURE (INCLUDING ANY GOVERNMENTAL DIVISION, SUBDIVISION, DEPARTMENT, AGENCY, BUREAU, BRANCH, OFFICE, COMMISSION, COUNCIL, BOARD, INSTRUMENTALITY, OFFICER, OFFICIAL, REPRESENTATIVE, ORGANIZATION, UNIT, BODY OR PERSON AND ANY COURT OR OTHER TRIBUNAL); (D) MULTI-NATIONAL ORGANIZATION OR BODY; (E) THE SANTIAGO STOCK EXCHANGE, THE NEW YORK STOCK EXCHANGE, LATIBEX OR ANY OTHER SECURITIES EXCHANGE; OR (F) ANY PERSON OR BODY EXERCISING, OR ENTITLED TO EXERCISE, ANY EXECUTIVE, LEGISLATIVE, JUDICIAL, ADMINISTRATIVE, REGULATORY, POLICE, MILITARY OR TAXING AUTHORITY OR POWER OF ANY NATURE.

“CONTROL” (INCLUDING, WITH CORRELATIVE MEANING, THE TERMS “CONTROLLING,” “CONTROLLED BY” AND “UNDER COMMON CONTROL WITH”) MEANS THE POSSESSION, DIRECTLY OR INDIRECTLY, OF THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF SUCH PERSON, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

“ORDINARY COURSE OF BUSINESS”: AN ACTION TAKEN BY OR ON BEHALF OF D&S OR ANY OF ITS SUBSIDIARIES SHALL NOT BE DEEMED TO HAVE BEEN TAKEN IN THE “ORDINARY COURSE OF BUSINESS” UNLESS: (A) SUCH ACTION IS RECURRING IN NATURE, IS CONSISTENT WITH D&S AND ITS SUBSIDIARIES’ PAST PRACTICES AND IS TAKEN IN THE ORDINARY COURSE OF D&S AND ITS SUBSIDIARIES’ NORMAL DAY TO DAY OPERATIONS; (B) SUCH ACTION IS TAKEN IN ACCORDANCE WITH SOUND AND PRUDENT BUSINESS PRACTICES; AND (C) SUCH ACTION IS SIMILAR IN NATURE AND MAGNITUDE TO ACTIONS CUSTOMARILY TAKEN IN THE ORDINARY COURSE OF THE NORMAL DAY TO DAY OPERATIONS OF OTHER PERSONS THAT ARE ENGAGED IN BUSINESSES SIMILAR TO COMPANY’S AND ITS SUBSIDIARIES BUSINESS.

“BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKS LOCATED IN SANTIAGO, CHILE OR NEW YORK, NEW YORK, UNITED STATES SHALL BE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

“TRANSACTION DOCUMENTS” SHALL MEAN, COLLECTIVELY, THE AGREEMENT TO TENDER AND THE STOCKHOLDERS’ AGREEMENT DATED AS OF DECEMBER 19, 2008 BY AND AMONG BIDDER AND THE PRINCIPAL STOCKHOLDERS.

“OFFER” CONCURRENT TENDER OFFERS IN CHILE AND THE UNITED STATES.

“PERSON” MEANS ANY INDIVIDUAL, CORPORATION (INCLUDING ANY NON-PROFIT CORPORATION), ASSOCIATION, GENERAL OR LIMITED PARTNERSHIP, ORGANIZATION, BUSINESS, LIMITED LIABILITY COMPANY, FIRM, GOVERNMENTAL PERSON, REGULATORY ENTITY, JOINT VENTURE, ESTATE, TRUST, UNINCORPORATED ORGANIZATION OR ANY OTHER PERSON, ASSOCIATION OR ORGANIZATION.

“PRINCIPAL OPERATING SUBSIDIARIES” MEANS (1) INVERSIONES D&S CHILE LIMITADA, (2) COMERCIAL D&S S.A., (3) INVERSIONES COMERCIALES D&S UNO LIMITADA, (4) INVERSIONES LOS CACTUS S.A., (5) INVERSIONES LAS VIOLETAS S.A., (6) SERVICIOS FINANCIEROS D&S S.A., (7) ADMINISTRADORA DE CRÉDITOS COMERCIALES PRESTO LIMITADA, (8) SERVICIOS Y ADMINISTRACIÓN DE CRÉDITOS COMERCIALES PRESTO S.A., (9) SOCIEDAD DE SERVICIOS DE COMERCIALIZACIÓN Y APOYO FINANCIERO Y DE GESTIÓN PRESTO LIMITADA, (10) SOCIEDAD DE SERVICIOS DE MARKETING MDC LIMITADA, (11) SERVICIOS DE RECAUDACIÓN PRESTO LIMITADA, (12) CORREDORES DE SEGUROS PRESTO LIMITADA, (13) SERVICIOS DE VIAJES Y TURISMO LIDER LIMITADA, (14) PRESTO TELECOMUNICACIONES S.A., (15) ABARROTES ECONÓMICOS S.A., (16) EKONO S.A., (17) ADMINISTRADORA DE CONCESIONES COMERCIALES DE HIPERMERCADOS S.A., (18) ADMINISTRADORA DE CONCESIONES COMERCIALES DE SUPERMERCADOS S.A., (19) MAQUINSA EQUIPAMIENTOS S.A., (20) DISTRIBUIDORA COMERCIAL EMPORIUM LIMITADA, (21) GRUPO DE RESTAURANTES CHILE S.A., (22) ESCUELA DE CAPACITACIÓN TÉCNICA ESCATEC LIMITADA, (23) LOGÍSITICA TRANSPORTE Y SERVICIO LTS LIMITADA, (24) O’CLOCK S.A., (25) DESARROLLOS DE LA PATAGONIA S.A., (26) RENTAS E INVERSIONES PUNTA ARENAS LIMITADA, (27) SOCIEDAD ANÓNIMA INMOBILIARIA TERRENOS Y ESTABLECIMIENTOS COMERCIALES, (28) SERMOB S.A., (29) RENTAS E INVERSIONES MAIPÚ S.A., (30) RENTAS E INVERSIONES LA DEHESA S.A., (31) RENTAS E INVERSIONES PUENTE ALTO LIMITADA, (32) RENTAS E INVERSIONES VIÑA DEL MAR LIMITADA, (33) RENTAS E INVERSIONES ANTOFAGASTA LIMITADA, (34) RENTAS E

INVERSIONES GRAN AVENIDA LIMITADA, (35) RENTAS E INVERSIONES QUILLOTA LIMITADA, (36) RENTAS E INVERSIONES LINARES LIMITADA, (37) RENTAS E INVERSIONES LOS ANDES LIMITADA, AND (38) RENTAS E INVERSIONES LAS REJAS LIMITADA.

“SUBSIDIARY” MEANS ANY CORPORATION OR PERSON WITH RESPECT TO WHICH A SPECIFIED PERSON (OR A SUBSIDIARY THEREOF) OWNS A MAJORITY OF THE COMMON STOCK (OR EQUITY SECURITIES) OR HAS THE POWER TO VOTE OR DIRECT THE VOTING OF SUFFICIENT SECURITIES TO ELECT A MAJORITY OF THE DIRECTORS (OR SIMILAR PERSONS) OR ANY OTHER CORPORATION OR PERSON WHICH CONSOLIDATES WITH SUCH PERSON.

“TRANSACTION” MEANS ANY OF (A) THE EXECUTION AND DELIVERY OF THE RESPECTIVE TRANSACTION DOCUMENTS, AND (B) ALL OF THE TRANSACTIONS CONTEMPLATED BY THE RESPECTIVE TRANSACTION DOCUMENTS, INCLUDING: (I) THE TENDER OF THE SHARES BY THE SELLING STOCKHOLDERS TO THE BIDDER IN ACCORDANCE WITH THE AGREEMENT TO TENDER; AND (II) THE PERFORMANCE BY D&S, THE SELLING STOCKHOLDERS AND THE BIDDER OF THEIR RESPECTIVE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS AND THE EXERCISE BY D&S, THE SELLING STOCKHOLDERS AND THE BIDDER OF THEIR RESPECTIVE RIGHTS UNDER THE TRANSACTION DOCUMENTS.

7. WITHDRAWAL RIGHT

Shareholders who have accepted the Tender Offer may totally or partially withdraw their acceptances by means of a written notice sent to the IM Trust directly (provided they have accepted the Tender Offer through him/it) or to the securities broker through whom they have accepted the Tender Offer, until 24:00 of the Expiration Date or the last they of the Extension, if applicable, provided that IM Trust receives such withdrawal on or before the date and time mentioned above.

Furthermore, should Bidder not publish the Notice of Outcome on the third day following the expiration of the effective term of the Tender Offer, the shareholders may withdraw their acceptances as from such third date until the publication date of such notice.

As soon as IM Trust receives from the respective shareholder, either directly from such shareholder (if it has accepted the Tender Offer through IM Trust) or through the broker through which such shareholder accepted the Tender Offer, a written notice of its intention to withdraw, IM Trust shall return the shares, transfers and other documents received.

8. FINANCING OF THE TENDER OFFER

Bidder shall finance the total amount of the Tender Offer with funds provided by Wal-Mart Stores, Inc., from working capital. The Tender Offer is not subject to obtaining any financing.

9. GUARANTEE

The Tender Offer does not contemplate the existence of any guarantee according to the provisions of Section 204 of Law No. 18,045.

10. MANAGER OF THE TENDER OFFER

Bidder shall act, to all the effects of the Tender Offer, through IM Trust S.A. Corredores de Bolsa, R.U.T. (Taxpayer’s Identification Number) No. 96,489,000-5, domiciled at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, to the attention of Mr. Vicente Bertrand Donoso.

To these effects, the IM Trust is vested with the following powers: acting as agent for Bidder under the Tender Offer, receiving acceptances from the shareholders, answering all inquiries that may arise regarding the Tender Offer mechanisms and conditions, making transfers to the custody of D&S, rejecting acceptances that fail to comply with the requirements set forth in the Tender Offer and, in general, performing all those activities that are necessary to implement the transaction.

11. INFORMATION PLACES

A copy of the Prospectus is available to the interested parties at the following places:

(i) at Inversiones Australes Tres Limitada, Avenida Apoquindo 3721, office 124, Las Condes, Santiago, from Monday to Friday between 09:00 and 17:30.

(ii) at IM Trust S.A. Corredores de Bolsa, Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, from Monday to Friday between 09:00 and 17:30; and in the websites www.imtrust.cl or www.opadys.cl.

(iii) at the Superintendencia de Valores y Seguros, Avenida Libertador Bernardo O’Higgins 1449, Santiago, from Monday to Friday between 09:00 and 13:30; and in its website www.svs.cl.

(iv) at the Santiago Stock Exchange, la Bolsa 64, Santiago, from Monday to Friday between 9:00 and 17:30.

(v) at Distribución y Servicio D&S S.A., Avenida Presidente Eduardo Frei Montalva 8301, Quilicura, Santiago, from Monday to Friday between 09:00 and 17:00.

Alternatively, those persons who may need further information may visit the offices of IM Trust S.A. Corredores de Bolsa, located at Avenida Apoquindo 3721, 9th floor, Las Condes, Santiago, or call to the telephone numbers 600 450-1600 and (56 2) 450-1600, from Monday to Friday between 9:00 and 17:30, or write to opadys@imtrust.cl.

Information concerning D&S has been taken from public documents and reports, which have not been independently verified. Bidder assumes no responsibility whatsoever for the truthfulness of such information or D&S’s omission to disclose facts that may adversely affect the significance or truthfulness thereof.

Every publication related to the Tender Offer shall be done in the newspapers El Mercurio and La Tercera.

INVERSIONES AUSTRALES TRES LIMITADA